Report of Ernst & Young LLP, Independent Auditors

To the Board of Directors of
The Park Avenue Portfolio

In planning and performing our audit of the financial statements of The Park Avenue Portfolio for the year ended December 31, 2000, we considered its internal control, including control activities for safeguarding securities, to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of The Park Avenue Portfolio is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control. Generally, internal cont-rols that are relevant to an audit pertain to the Company's objective of preparing financial statements for external purposes that are fairly pre-sented in conformity with generally accepted accounting principles.
Those internal controls include the safeguarding of assets against unau-thorized acquisition, use or disposition.

Because of inherent limitations in internal control, misstatements due to errors or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods is subject to the risk that internal control may become inadequate because of changes in condi-tions, or that the degree of compliance with the policies or procedures may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under stan-dards established by the American Institute of Certified Public Accoun-tants. A material weakness is a condition in which the design or opera-tion of one or more of the specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including control activities for safeguarding securities, and its operation that we consider to be material weaknesses as defined above as of December 31, 2000.

This report is intended solely for the information and use of the Board of Directors and management of The Park Avenue Portfolio and the Securi-ties and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

ERNST & YOUNG LLP

New York, New York
February 9, 2001